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                                  SCHEDULE 14A
                                 (RULE 14a-101)



                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION


           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934


Filed by the registrant             [X]
Filed by a party other than the registrant  [ ]


Check the appropriate box:
     [ ] Preliminary proxy statement.
     [ ] Confidential, for use of the Commission only (as permitted by Rule
         14a-6(e)(2)).
     [ ] Definitive proxy statement.
     [ ] Definitive additional materials.
     [X] Soliciting material under Rule 14a-12.

                         Entertainment Properties Trust
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                (Name of Registrant as Specified in Its Charter)


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    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1)   Title of each class of securities to which transaction applies:

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     (2)   Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined)

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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CONTACTS
Media:                  Jon Weis                             (888) EPR-REIT
Shareholders:           MacKenzie Partners, Inc.             (800) 322-2885

                       ENTERTAINMENT PROPERTIES QUESTIONS
                   SHAREHOLDER NOMINEE'S CONFLICT OF INTEREST

         KANSAS CITY, MISSOURI - March 20, 2001 - Entertainment Properties Trust (NYSE: EPR) today issued the following statement:

         "EPR has received notice that BRT Realty Trust, of Great Neck, NY, filed documents with the Securities and Exchange Commission disclosing its intention to solicit proxies to elect Mr. Fredric H. Gould to the Board of Trustees at EPR's 2001 annual shareholder meeting. The filing represents that BRT Realty Trust is the beneficial owner of 1,355,600 common shares (or approximately 9.2% of the outstanding common shares).


         "EPR believes this action is unwarranted, particularly in light of the success of the company's operating strategy and its strong performance. Revenues have continued to grow over the last several fiscal quarters, and with the Company's recent secured financing, EPR has a well-positioned capital structure for future growth. EPR's prospects are bright, its dividend rate was recently increased and the price of its shares has risen almost 30 percent on the New York Stock Exchange this year.


         "The company will soon communicate with its shareholders to supply accurate information in response to BRT Realty's filing and to urge them to support EPR's nominee to the Board. It will also supply background information on BRT Realty and Mr. Gould, and EPR's nominating committee's consideration and rejection of his nomination. In the meantime, EPR has sent a letter to Mr. Gould in the form attached to this press release requesting further clarification of Mr. Gould's ability to serve on the Board given the competitive, confidentiality and loyalty issues that it would raise."

         Entertainment Properties Trust is a specialty finance company organized as a real estate investment trust (REIT) whose principal business strategy is to acquire and develop a diversified portfolio of high-quality properties leased to major entertainment-related business operators. The company's common shares of beneficial interest are traded on the New York Stock Exchange under the ticker symbol EPR. The Entertainment Properties Trust company address is 30 Pershing Road, Suite 201, Kansas City, Missouri 64108. 888-EPR-REIT. FAX 816-472-5794.


                                      ###


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         EPR HAS NOT YET FILED ITS DEFINITIVE PROXY STATEMENT WITH THE U.S.
SECURITIES AND EXCHANGE COMMISSION RELATING TO EPR'S SOLICITATION OF PROXIES FROM THE SHAREHOLDERS OF EPR FOR USE AT THE 2001 ANNUAL MEETING. EPR STRONGLY ADVISES ITS SHAREHOLDERS TO READ THE FINAL DEFINITIVE PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION. WHEN COMPLETED, THE FINAL DEFINITIVE PROXY STATEMENT AND A FORM OF PROXY WILL BE MAILED TO ALL EPR SHAREHOLDERS AND WILL BE AVAILABLE AT NO CHARGE ON THE SEC WEBSITE AT HTTP://WWW.SEC.GOV. THE PRELIMINARY PROXY STATEMENT, CONTAINING INFORMATION RELATING TO THE PARTICIPANTS IN EPR'S PROXY SOLICITATION, IS CURRENTLY AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE.

         Safe Harbor Statement: This press release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, identified by such words as "will be," "intend," "continue," "believe," "may," "expect," "hope," "anticipate," or other comparable terms. The company's actual financial condition and results of operations may vary materially from those contemplated by such forward-looking statements. A discussion of the factors that could cause actual results to differ materially from those forward-looking statements is contained in the company's filings with the Securities and Exchange Commission.


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                                [EPR LETTERHEAD]

                                                                  March 20, 2001



By Overnight Mail

Fredric H. Gould
c/o BRT Realty Trust
60 Cutter Mill Road
Great Neck, New York  11010


Dear Mr. Gould:

                  We were disappointed to see that you decided to solicit proxies to elect yourself to the Board of Trustees of Entertainment Properties Trust ("EPR"). In that regard, we assume that you are aware of Section 8 of the Clayton Act, which provides that:

                  "(1) No person shall, at the same time, serve as a director or officer in any two corporations (other than banks, banking associations, and trust companies) that are -

                           (A) engaged in whole or in part in commerce; and

                           (B) by virtue of their business and location of operation, competitors, so that the elimination of competition by agreement between them would constitute a violation of any of the antitrust laws; if each of the corporations has capital, surplus, and undivided profits aggregating more than $10,000,000 as adjusted pursuant to paragraph (5) of this subsection."

                  Since you are a director of One Liberty Properties, which states on its website that its investment type includes "stadium style movies theaters", and since you may have pursued investing in such projects in competition to EPR through BRT Realty Trust, One Liberty Properties or another company you are affiliated with, we are seriously concerned.

                  In this regard, to assist us in further evaluating the competitive, confidentiality and loyalty concerns raised by your nomination, we request that you promptly respond to the following questions regarding yourself and your companies:


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                  (1) Describe any specific investments in movie theater or
         other entertainment or retail real estate projects that you have considered or have invested in over the last three years.

                  (2) Describe any discussions you have had with major tenants of EPR, including AMC, Consolidated Theaters, Edward Theaters, Muvico Theaters and Loews Cineplex Entertainment, regarding real estate projects over the last three years.

                  (3) Describe how you would plan on dealing with confidential information and business opportunities as a director of competing companies.

                  In light of these issues, we will understand if you decide to take the appropriate actions to withdraw your nomination and terminate your solicitation. In the meantime, we look forward to your response to determine what other action needs to be taken.


                                              Very truly yours,

                                              /s/ David Brain

                                              David Brain
                                              Chief Executive Officer